EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-156502, 333-163321, 333-136117, 333-126117, 333-130338, 333-171179, and 333-174752), and Form S-8 (No. 333-163823, 333-144862, 333-124626, and 333-138674) of Cadiz Inc. of our report dated March 15, 2012 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Los Angeles, California
March 15, 2012